 NORTHSTAR REALTY FINANCE
ANNOUNCES FIRST QUARTER 2006 RESULTS

- First Quarter AFFO Per Share of $0.35 -

First Quarter Highlights

•	Closed $470 million in new financings in 58 separate transactions.

•	Total revenues increase 192% to $31.8 million compared to first quarter 2005.

•	Assets under management total $3.1 billion.

•	Company pays first quarter dividend of $0.30 per share, a 100% increase over first quarter 2005.

•	Issued $50 million of trust preferred securities in private placement.

NEW YORK, NY, May 9, 2006 — NorthStar Realty Finance Corp. (NYSE: NRF) today announced its first quarter 2006 results. The Company reported adjusted funds from operations (“AFFO”) for the quarter ended March 31, 2006 of $0.35 per share versus $0.12 per share for the first quarter 2005. AFFO for the first quarter 2006 was $12.8 million, compared to $3.0 million for the first quarter 2005. Excluding $2.1 million of unrealized gains relating to the mark-to-market adjustment on a securities warehouse facility, first quarter 2006 AFFO per share was $0.30. Net income for the first quarter 2006 was $7.9 million, or $0.26 per share, compared to $1.1 million, or $0.05 per share for first quarter 2005. For a reconciliation of net income to AFFO, please refer to the tables on the following pages.

The Company announced that during the first quarter it closed on 16 new financing and net lease fundings and 42 real estate securities investments for a total of $470 million. In addition, the Company received $77 million in loan repayments. For the quarter ended March 31, 2006, the Company generated a return on average common book equity, pre G&A and unrealized mark-to-market gains, of 22%. Please refer to the tables on the following pages for a calculation of return on average common book equity, pre G&A and unrealized mark-to-market gains.

David T. Hamamoto, president and chief executive officer commented, “Our investment volume for the quarter is beginning to reflect the benefits of our direct origination platform. We now have 14 professionals focused primarily on origination and structuring of loans directly with borrowers, which we believe will create long-term relationships and allow us to generate more value in the lending process. We will continue to do significant business with Wall Street intermediaries, but going forward we expect that directly-originated loan investments will comprise a greater portion of our loan volume.”

Mr. Hamamoto continued, “While we continue to enhance our direct lending capabilities in the core commercial real estate markets, we are also expanding our customer base by developing strategic relationships with partners who are experts in other areas of the commercial net leasing and financing markets that have not experienced the high level of capital inflows observed in the core markets. As an example of this strategy, today we entered into a joint venture with Chain Bridge Capital, LLC, an experienced investor and financier of senior housing and healthcare-related assets. Through this new venture, we have aligned ourselves with a team that has a proven track record in delivering outsized returns in this sector and thereby have overcome the barriers to entry that, in our view, create the opportunity that we intend to exploit.”

Investment Summary

The Company closed on $470 million of new investments during the first quarter 2006. The Company originated or acquired $224 million of loans in 14 transactions, received $77 million of loan principal repayments and acquired $196.0 million of real estate securities representing 42 separate investments. During the quarter the Company also acquired two net lease facilities for approximately $50 million, one of which was made through a 50%-owned joint venture.

First mortgages and junior participations in first mortgages represented 51.9% and mezzanine loans represented 48.1% of first quarter loan volume. Weighted average first and last dollar loan-to-value was 43.0% and 78.7%, respectively, and the weighted average interest rate of first quarter loan originations was LIBOR + 6.60%. Ten of the loans, representing $138.4 million, were match funded in the Company’s non-recourse collateralized debt obligation (“CDO”) financings and the remaining five were financed under one of the Company’s secured revolving credit facilities.

The Company’s real estate securities investments during the quarter had a weighted average credit rating of BBB-/Baa3, reflecting NorthStar’s focus on higher credit-quality securities. Three of the transactions replaced collateral that had repaid in an existing CDO, and 39 of the investments are being funded in off-balance sheet warehouse lines for future CDO financings.

At March 31, 2006, the Company had $3.1 billion of assets under management.

Financing and Risk Management

On March 13, 2006, the Company issued $50 million of trust preferred securities in a private placement. The trust preferred securities have a 30-year term, bear a 7.95% fixed interest rate for the first 10 years and a floating rate of LIBOR+2.80% thereafter. The net proceeds were used primarily to repay short-term debt and to fund new investments.

On March 26, 2006, the Company completed a $450 million on-balance sheet CDO financing backed primarily by the Company’s real estate loan investments. The Company sold approximately $348 million of investment grade rated notes and retained all of the non-investment grade classes totaling approximately $101 million. The weighted average interest rate on the investment grade notes was LIBOR+0.53% and their weighted average life is approximately seven years.

At March 31, 2006, the Company had $58.6 million outstanding under its $500 million of committed secured credit facilities and had no outstanding principal balance under its $50 million unsecured credit facility.
At March 31, 2006, the weighted average first and last dollar loan-to-value of the Company’s loans was 41.7% and 74.5%, respectively. The average credit rating of the Company’s real estate securities was BBB/Baa2 and the net leased assets were fully leased with a weighted average remaining lease term of 8.2 years. At quarter end, 77.7% of the Company’s net leases, by revenues, were with investment grade rated companies.

As of March 31, 2006, the Company had no delinquencies or non-performing assets and experienced no losses during the quarter.

Andrew C. Richardson, chief financial officer and treasurer, stated, “During the first quarter we continued to see the benefit of the Company’s strong underwriting and credit performance in our ability to access cost-effective and flexible match funded debt capital for our new investments. Our credibility with investors has enabled us to broaden the types of investments that we can finance in our CDOs, which allows us to offer a wider range of financing products to our customers. As we grow our asset base, we expect to continue to access the asset-backed and subordinate debt markets as well as to raise equity capital to fund new investment opportunities.”

Mr. Richardson continued, “We also are investing in our business by making key strategic hires in portfolio management and by acquiring state-of-the-art risk management and reporting systems. We expect that these prudent investments in people and technology will support our growing asset base and increase efficiencies in our business.”

Subsequent Events

Today, the Company entered a definitive agreement with Chain Bridge Capital LLC to form Wakefield Capital, LLC, a joint venture among NorthStar and Chain Bridge that will acquire, finance and/or otherwise invest in senior housing and healthcare related properties. In connection with the formation of the venture, Wakefield will acquire substantially all of Chain Bridge’s assets. The initial portfolio to be acquired from Chain Bridge is valued at approximately $64 million and will consist of thirteen net leased properties, primarily comprised of assisted living facilities, and several loans receivable, most of which are secured by first mortgages on senior housing assets. Chain Bridge is a company founded and led by Edward Nordberg, the former CEO of Medical Office Properties, Inc. and a co-founder and former CFO of HealthCare Financial Partners, Inc., which was a publicly-traded company under the ticker “HCF” until sold in 1999 to Heller Financial.

Wakefield will be majority owned and controlled by NorthStar and will be managed by a company owned by the principals of Chain Bridge, which has entered into an exclusivity arrangement with Wakefield.

Dividends

On April 1, 2006, the Company announced that its Board of Directors declared a cash dividend of $0.30 per share of common stock, payable with respect to the quarter ended March 31, 2006. The dividend was paid on April 26, 2006 to shareholders of record as of the close of business on April 19, 2006.

At March 31, 2006, the Company had 36,451,518 total shares and operating partnership units outstanding, and an $8.02 book value per share.

Earnings Conference Call

NorthStar Realty Finance Corp. will hold a conference call to discuss first quarter 2006 financial results today, May 9, 2006, at 5:00 PM Eastern time. Hosting the call will be David Hamamoto, President and Chief Executive Officer, and Andrew Richardson, Chief Financial Officer and Treasurer.

A simultaneous webcast of the conference call may be accessed by logging onto the Company's website at www.nrfc.com under the Investor Relations section. The call will also be archived on the Company's website for at least one year. The call can also be accessed live over the phone by dialing (800) 811-8824 or for international callers by dialing (913) 981-4903.

A replay of the call will be available one hour after the call and can be accessed by dialing (888) 203-1112 or (719) 457-0820 for international callers. The replay will be available from 7:00 p.m. on May 9, 2006, through midnight May 16, 2006. The password for the replay will be 6741047.

About NorthStar Realty Finance Corp.

NorthStar Realty Finance Corp. is an internally managed REIT that originates and invests in commercial real estate debt, real estate securities and net lease properties. For more information about NorthStar Realty Finance Corp., please visit www.nrfc.com.

NorthStar Realty Finance Corp.
Condensed Consolidated Statements of Operations
(Amounts in thousands, except per share data)

	Three Months Ended March 31, 2006	Three Months Ended March 31, 2005
	(Unaudited)	(Unaudited)
Revenues and other income:
Interest income	$18,991	$6,740
Interest income - related parties	2,927	1,228
Rental and escalation income	6,433	1,920
Advisory and management fee income	11	51
Advisory and management fee income - related parties	1,503	943
Other revenue	1,905	—
Total revenues	31,770	10,882
Expenses:
Interest expense	14,332	5,656
Real estate properties - operating expenses	1,467	363
General and administrative:
Salaries and other compensation	2,263	1,261
Shared services - related party	—	342
Equity based compensation	1,713	800
Insurance	255	213
Auditing and professional fees	1,650	1,437
Other general and administrative	1,181	421
Total general and administrative	7,062	4,474
Depreciation and amortization	2,495	705
Total expenses	25,356	11,198
Income (loss) from operations	6,414	(316)
Equity in earnings of unconsolidated ventures	92	46
Unrealized gain on investments and other	2,315	1,047
Realized gain on investments and other	—	587
Income before minority interest and discontinued operations	8,821	1,364
Minority interest	(1,398)	(281)
Income from continuing operations before discontinued operations	7,423	1,083
Income (loss) from discontinued operations, net of minority interest	31	(28)
Gain on sale from discontinued operations, net of minority interest	133	—
Gain on sale of joint venture interest, net of minority interest	279	—
Net income	$7,866	$1,055

Net income per share from continuing operations (basic/diluted)	$0.25	$0.05
Income (loss) from discontinued operations (basic/diluted)	—	—
Gain on sale of discontinued operations and joint venture interest (basic/diluted)	0.01	—
Net income available to common shareholders	$0.26	$0.05
Weighted average number of shares of common stock:
Basic	30,566,586	21,249,736
Diluted	36,323,517	26,760,770

NorthStar Realty Finance Corp.
Condensed Consolidated Balance Sheets
(Amounts in thousands, except per share data)

	March 31, 2006	December 31, 2005
	(Unaudited)
ASSETS:

Cash and cash equivalents	$21,399	$27,898
Restricted cash	37,002	27,501
Operating real estate, net	218,923	198,708
Debt securities available for sale	205,408	149,872
CDO deposit and warehouse agreements	20,272	9,458
Real estate debt investments	827,365	681,106
Investments in and advances to unconsolidated ventures	12,153	5,458
Receivables, net of allowance of $4 in 2006 and 2005	8,369	5,218
Unbilled rents receivable	1,422	1,117
Receivables - related parties	474	528
Deferred costs and intangible assets, net	50,430	38,745
Assets of properties held for sale	—	2,918
Other assets	9,149	8,038
Total assets	$1,412,366	$1,156,565

LIABILITIES AND STOCKHOLDERS’ EQUITY:
Liabilities:
Mortgage notes and loans payable	$191,517	$174,296
Liability to subsidiary trusts issuing preferred securities	158,358	108,258
CDO bonds payable	600,098	300,000
Credit facilities	58,606	243,002
Repurchase obligations	64,176	7,054
Obligations under capital leases	3,394	3,375
Accounts payable and accrued expenses	7,510	9,091
Payables - related parties	99	26
Liabilities of properties held for sale	—	360
Escrow deposits payable	25,336	11,571
Other liabilities	10,751	6,829
Total liabilities	1,119,845	863,862

Minority interest	45,604	44,278
Commitments and contingencies	—	—
Stockholders’ Equity:
Common stock, $0.01 par value, 500,000,000 shares authorized, 30,569,738 and 30,464,930 shares issued and outstanding at March 31, 2006 and December 31, 2005, respectively	306	305
Additional paid-in capital	224,919	224,892
Retained earnings	23,605	23,966
Accumulated other comprehensive loss	(1,913)	(738)
Total stockholders’ equity	246,917	248,425
Total liabilities and stockholders’ equity	$1,412,366	$1,156,565

NorthStar Realty Finance Corp.
Reconciliation of Net income to Funds from Operations and Adjusted Funds from Operations
(Amounts in thousands, except per share data)

The following is a reconciliation of net income to FFO and AFFO and illustrates the difference in this measure of operating performance

	Three Months Ended March 31, 2006	Three Months Ended March 31, 2005
	(Unaudited)	(Unaudited)
Funds from Operations:
Income before minority interests	$8,821	$1,364
Adjustments:
Depreciation and amortization	2,495	705
Funds from discontinued operations	37	282
Real estate depreciation and amortization - unconsolidated ventures	118	—
Funds from Operations (FFO)	$11,471	$2,351

Adjusted Funds from Operations:
Funds from Operations	$11,471	$2,351
Straight-line rental income, net	(305)	(12)
Straight-line rental income, discontinued operations	—	(107)
Straight-line rental income, unconsolidated ventures	(8)	—
Amortization of equity based compensation	1,713	800
Fair value lease revenue (SFAS 141 adjustment)	(27)	(1)
Adjusted Funds from Operations (AFFO)	$12,844	$3,031

Less: Unrealized mark-to-market gains	2,074	1,047

AFFO, excluding unrealized mark-to-market gains	$10,770	$1,984

FFO per Share of Common Stock	$0.32	$0.09

AFFO per Share of Common Stock	$0.35	$0.12

AFFO per Share of Common Stock, excluding unrealized mark-to-market gains	$0.30	$0.08

Non-GAAP Financial Measures

Included in this press release are certain “non-GAAP financial measures,” which are measures of the Company's historical or future financial performance that are different from measures calculated and presented in accordance with accounting principles generally accepted in the United States, or U.S. GAAP, within the meaning of applicable SEC rules. These include: (i) Funds From Operations, and (ii) Adjusted Funds From Operations. The following discussion defines these terms, which the Company believes can be useful measures of its performance.

Funds from Operations (FFO) and Adjusted Funds from Operations (AFFO)

Management believes that FFO and AFFO, each of which are non-GAAP measures, are additional appropriate measures of the operating performance of a REIT. The Company computes FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts (NAREIT), as net income or loss (computed in accordance with GAAP), excluding gains or losses from sales of depreciable properties, the cumulative effect of changes in accounting principles, real estate-related depreciation and amortization, and after adjustments for unconsolidated/uncombined partnerships and joint ventures. The Company calculates AFFO by subtracting from (or adding) to FFO:

•
normalized recurring expenditures that are capitalized by us and then amortized, but which are necessary to maintain the Company’s properties and revenue stream, e.g., leasing commissions and tenant improvement allowances;

•	an adjustment to reverse the effects of straight-lining of rents and fair value lease revenue under SFAS 141; and
•	the amortization or accrual of various deferred costs including intangible assets and equity based compensation.

Our calculation of AFFO differs from the methodology used for calculating AFFO by certain other REITs and, accordingly, may not be comparable to such other REITs.

We believe that FFO and AFFO are additional appropriate measures of the Company’s operating performance because they facilitate an understanding of the Company’s operating performance after adjustment for certain non-cash expenses, such as real estate depreciation, which assumes that the value of real estate assets diminishes predictably over time. Since FFO is generally recognized as industry standards for measuring the operating performance of an equity REIT, management also believes that FFO provides investors with an additional useful measure to compare the Company’s financial performance to other REITs.

Neither FFO nor AFFO is equivalent to net income or cash generated from operating activities determined in accordance with U.S. GAAP. Furthermore, FFO and AFFO do not represent amounts available for management's discretionary use because of needed capital replacement or expansion, debt service obligations or other commitments or uncertainties. Neither FFO nor AFFO should be considered as an alternative to net income as an indicator of the Company’s operating performance or as an alternative to cash flow from operating activities as a measure of the Company’s liquidity.
The Company urges investors to carefully review the GAAP financial information included as part of the Company's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and quarterly earnings releases.

Return on Average Common Book Equity (Pre-G&A and Unrealized Mark-to-Market Gains)
	Three Months Ended
	March 31, 2006

Adjusted funds from operations (AFFO)	$12,844
Plus: General & Administrative Expenses	7,062
Less: Unrealized Mark-to-Market Gains	(2,074)
Less: Equity Based Compensation included in G&A	(1,713)
AFFO, Pre-G&A and Unrealized Mark-to-Market Gains	16,119

Annualized	$64,476	(A)

Average Common Book Equity & Minority Interest	$292,612	(B)

Return on Average Common Book Equity,
(pre-G&A and Unrealized Mark-to-Market Gains)	22%	(A)/(B)

Safe Harbor Statement

Certain items in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements; NorthStar Realty can give no assurance that its expectations will be attained. Factors that could cause actual results to differ materially from NorthStar Realty's expectations include, but are not limited to changes in economic conditions generally and the real estate and bond markets specifically, legislative or regulatory changes (including changes to laws governing the taxation of REITs), availability of capital, interest rates and interest rate spreads, policies and rules applicable to REITs, the continued service of key management personnel, the effect of competition in the real estate finance industry, the costs associated with compliance and corporate governance, including the Sarbanes-Oxley Act and related regulations and requirements, and other risks detailed from time to time in NorthStar Realty's SEC reports. Factors that could cause actual results to differ materially from those in the forward-looking statements are specified in the Company's Annual Report on Form 10-K for the year ended December 31, 2005. Such forward-looking statements speak only as of the date of this press release. NorthStar Realty expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in its expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

Contact:
Investor Relations
(800) 684-8879